Exhibit 4.28

THIS WARRANT and the Securities that may be purchased upon the exercise of this warrant have been acquired for INVESTMENT AND NOT FOR DISTRIBUTION AND have NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “Act”). Such securities may not be offered for sale, sold, pledged or hypothecated, or otherwise transferred unless and until registration under the act or an exemption from the registration requirements of the act is available for such offer, sale, pledge, hypothecation, or transfer in the opinion of legal counsel reasonably satisfactory to the company.

SOS HYDRATION, INC.

WARRANT

Warrant No. *__*

Date of Issuance: __, 2023

SOS HYDRATION, INC., a Nevada corporation (the “Company”), for valid consideration received, hereby certifies that ____, or its registered assigns (in each case “Holder”), is entitled pursuant to the terms of this warrant (this “Warrant”), subject to the terms set forth below, to purchase, prior to termination as provided in Section 5 hereof, up to [_____] duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (the “Common Stock”), at an exercise price of $[ ]per share (the “Purchase Price”). The Common Stock purchasable upon exercise of this Warrant, as adjusted from time to time pursuant to the terms of this Warrant, are hereinafter referred to as the “Warrant Stock.” This Warrant is issued pursuant to that certain Subscription Agreement of even date herewith, by and between the Company and the other parties thereto (the “Subscription Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Subscription Agreement.

1.       Exercise.

(a)                General. This Warrant may be exercised by Holder in whole or in part prior to termination as provided in Section 5 hereof, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A completed in accordance with the instructions thereto and duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer of all or such portion of the aggregate Purchase Price as is payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

(b)                Timing. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. If Holder exercises this Warrant in connection with a merger or sale of the Company other than in connection with the conversion of the Company into a corporation through conversion, merger, or similar transaction in which the relative equity ownership percentages of the owners of the Company do not change (“Change of Control Transaction”), Holder may designate that the exercise date be deemed the closing date of such Change of Control Transaction, and conditional upon the occurrence of such event.

(c)                Certificates. If the shares of Warrant Stock are certificated, then as soon as practicable after the exercise of this Warrant, the Company shall cause to be issued in the name of, and delivered to, Holder, or as such Holder may direct, a certificate or certificates for the number of shares of Warrant Stock to which such Holder shall be entitled. Issuance of certificates pursuant to this Section 1(d) shall be made without charge to Holder for any issue or transfer tax or other incidental expenses, all of which taxes and expenses shall be paid by the Company.

(d)                Legends. Each certificate or other records representing the Common Stock or for any other security issued or issuable upon exercise of this Warrant shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.”

(e)                Status of Common Stock. The Company covenants that the Common Stock, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

2.       Adjustment Upon Reorganization, Reclassification or Change of Control Transaction. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the Capital Stock (other than a change in par value or from par value to no par value or from no par value to par value), including any distribution, dividend or subdivision, split-up or combination of shares of Capital Stock, (iii) Change of Control Transaction, or (iv) other similar transaction, in each case which entitles the holders of shares of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock, this Warrant shall, immediately after such reorganization, reclassification, Change of Control Transaction or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of shares of Warrant Stock then exercisable under this Warrant, be exercisable for the kind and number of shares of Capital Stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, Change of Control Transaction or similar transaction and acquired the applicable number of shares of Warrant Stock then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 2  shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any Change of Control Transaction or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment to the number of shares of Warrant Stock then acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise). The provisions of this Section 2 shall similarly apply to successive reorganizations, reclassifications, Change of Control Transactions or similar transactions. The Company shall not effect any such reorganization, reclassification, Change of Control Transaction or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) re sulting from such reorganization, reclassification, Change of Control Transaction or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 2, the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights set forth in Section 1 instead of giving effect to the provisions of this Section 2 with respect to this Warrant

3.       Transfers. The Holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Act”), and agrees not to offer for sale, sell, pledge, distribute, transfer or otherwise dispose of this Warrant and agrees not to offer for sale, sell, pledge, distribute, transfer or otherwise dispose of any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant and the Warrant Stock and registration or qualification of under any applicable Blue Sky or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required; provided, however, that no opinion need be obtained with respect to a transfer to (A) a partner or member, active or retired, of Holder, (B) the estate of any such partner or member, (C) an “affiliate” of Holder as that term is defined in Rule 405 promulgated by the U.S. Securities and Exchange Commission under the Act, or (D) the spouse, children, grandchildren or spouse of such children or grandchildren of Holder or to trusts for the benefit of Holder or such Persons, in each case if the transferee agrees to be subject to the terms hereof. Notwithstanding the foregoing, any transferee receiving Warrant Stock that (A) have been registered under the Act or (B) are resaleable under Rule 144 promulgated under the Act shall not be required to agree in writing to be subject to the terms of this Section 3.

4.       No Impairment. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, including the conversion of the Company into a corporation through a conversion, merger, or similar transaction in which the relative equity ownership percentages of the owners of the Company do not change, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of Holder of this Warrant against impairment.

5.       Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate ten (10) years from the issuance of this Warrant (the “Expiration Date”).

6.       Notices of Certain Transactions.

(a)                In the event:

(i)            that the Company makes any amendment to its certificate of incorporation or operating agreement;

(ii)            of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any Change of Control Transaction, any other consolidation or merger of the Company with or into another entity, or any other transaction or series of related transactions pursuant to which the Company’s equity holders immediately prior thereto will possess a minority of the voting power of the surviving or acquiring entity immediately thereafter, or any transfer of all or substantially all of the assets of the Company; or

(iii)            of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will send to Holder a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (b) a certified copy of the Company’s current certificate of incorporation, or (c) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, Change of Control Transaction, dissolution, liquidation, winding-up, or redemption is to take place, and the time, if any is to be fixed, as of which Holders of record of shares of Common Stock (or such capital stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, or redemption) shall be determined. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in such notice.

(b)                The Company shall notify the Holder of the Expiration Date of the Warrant, no later than twenty (20) days prior to the Expiration Date.

7.       Reservation of Warrant Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Common Stock and other equity securities or property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants and agrees that all such shares of Common Stock or other equity securities that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid (assuming payment of the Purchase Price by Holder) and nonassessable and free from all preemptive rights and free of all taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock or other equity securities may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the securities of the Company may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or state securities laws with respect to such exercise except as otherwise provided in the Subscription Agreement.

8.       Exchange of Warrants. Upon the surrender by Holder of any Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at Holder’s expense, a new Warrant of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock or other equity securities called for on the face or faces of the Warrant so surrendered.

9.       Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant requires registration with or approval of any governmental authority under any applicable law (other than the Act) before such shares of Common Stock may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares of Common Stock to be duly registered or approved, as the case may be. At any such time as such shares of Common Stock are listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the Warrant and maintain the listing of such shares of Common Stock after their issuance; and the Company shall also list on such national securities exchange, shall register under the Securities Exchange Act of 1934, as amended and shall maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrant, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

10.   Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor at Holder’s expense.

11.   Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and delivered by hand or overnight courier service or sent by facsimile or email as follows:

(a)                To his, her, or its address (and email address) set forth on the signature page to this Warrant.

(b)                Notices sent by hand or overnight courier service shall be deemed to have been given when received and notices sent by electronic communications, shall be effective upon confirmation received by the sender, including transmittal coded “advise when received” or words of similar meaning. Any party hereto may by notice so given change its address for future notice hereunder.

12.   No Rights as Stockholder. Until the exercise of this Warrant, Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company unless otherwise acquired. Without limiting the generality of the foregoing, and except as otherwise provided in Section 2 hereof, no dividends shall accrue to the shares of Common Stock or other equity securities underlying this Warrant until the exercise hereof and the purchase of the underlying shares of Common Stock or other equity securities, at which point dividends shall begin to accrue with respect to such shares of Common Stock or other equity securities from and after the date such shares of Common Stock or other equity securities are so purchased. Nothing in this Section 12 shall limit the right of Holder to be provided the notices required to be provided pursuant to the terms of this Warrant.

13.   Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13.   Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without application of conflicts of law principles thereunder.

14.   Amendment or Waiver. Any provision of this Warrant may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) only by an instrument in writing signed by the Company and Holder. Any amendment, waiver or modification effected in accordance with this Section 14 shall be binding upon Holder, each future holder of the Warrant or the Warrant Stock and the Company.

15.   Business Days. This Warrant shall be exercisable as provided for herein, except that in the event that the Expiration Date of this Warrant shall fall on a Saturday, Sunday and/or and United States federally recognized Holiday, the Expiration Date for this Warrant shall be extended to 5:00 p.m. Pacific time on the business day following such Saturday, Sunday or recognized Holiday.

16.   Successor and Assigns. The terms and provisions of this Warrant shall incur to the benefit of, and be binding upon, the Company and each Holder hereof and their respective permitted successors and assigns.

17.   Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant the adjudicating party may in its discretion order that the non-prevailing party, as determined by such adjudicating party, reimburse the prevailing party for reasonable attorney’s fees and costs in addition to any other relief to which such prevailing party may be entitled.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

SOS HYDRATION, INC.

By:
Name: Title:

Address:

Attn:

Email:

By its counter-signature below, Holder hereby agrees to the foregoing terms and conditions set forth in this Warrant.

HOLDER (if an entity):

[HOLDER NAME]
By:
Name:
Title:

Address:
[HOLDER ADDRESS]

EXHIBIT A

PURCHASE FORM

To: SOS HYDRATION, INC. Dated: ______________

By checking the box below, the undersigned hereby irrevocably elects:

[_] to purchase _______ shares of Common Stock, and herewith makes payment of $_________ by cash, check or wire transfer, representing the aggregate Purchase Price therefor pursuant to Section 1(a) of the attached Warrant.

Please issue a certificate or certificates (if the shares of the Company’s Common Stock are certificated) reflecting the issuance of said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_____________________________________________________

(Name)

_____________________________________________________

_____________________________________________________

(Address)

The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares of Common Stock except in compliance with applicable securities laws.

___________________________________

(Entity name, if applicable)

By:________________________________

Name: _____________________________

Title: _____________________________